Exhibit 99.1

For Immediate Release

BUILDERS FIRSTSOURCE ANNOUNCES PRIVATE NOTE EXCHANGE TRANSACTION

Dallas, TX – February 29, 2016 – Builders FirstSource, Inc. (the “Company”) (Nasdaq: BLDR), a leading supplier and manufacturer of structural and related building products for residential new construction and home repair and remodeling in the United States, today announced that it has entered into separate, privately negotiated exchange agreements pursuant to which $63.8 million aggregate principal amount of its 10.75% Senior Notes due 2023 (the “2023 Notes”) will be exchanged for $60.0 million aggregate principal amount of additional 7.625% Senior Secured Notes due 2021 (the “2021 Notes”) issued under its existing indenture, dated as of May 29, 2013 (the “Indenture”). Following these transactions, $617.6 million aggregate principal amount of the 2021 Notes and $417.6 million aggregate principal amount of the 2023 Notes will remain outstanding.

This transaction is substantially similar to the debt exchange announced by the Company on February 8 and allows the Company to further reduce its long-term debt by approximately $3.8 million and additionally decrease its annual cash interest expense by approximately $2.3 million.

The 2021 Notes were offered in exchange in reliance on an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), have not been registered under the securities laws of any state or other jurisdiction and may not be offered or sold in the United States without registration or an applicable exemption under the Securities Act and applicable state securities or blue sky laws.

This press release shall not constitute an offer to sell or exchange, or a solicitation of an offer to buy or exchange any securities, nor shall there be any sale or exchange of securities in any state or jurisdiction in which such offer, solicitation, sale or exchange would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

About Builders FirstSource

Headquartered in Dallas, Texas, Builders FirstSource is the largest supplier of building products, prefabricated components, and value-added services to the professional market segment, for new residential construction and repair and remodeling, in the U.S. We provide customers an integrated homebuilding solution, offering manufacturing, supply, delivery and installation of a full range of structural and related building products. We operate in 40 states with approximately 400 locations and have a market presence in 74 of the top 100 Metropolitan Statistical Areas, providing geographic diversity, and balanced end market exposure. We service customers from strategically located distribution facilities and manufacturing facilities (certain of which are co-located), that produce value-added products such as roof and floor trusses, wall panels, stairs, vinyl windows, custom millwork and pre-hung doors. Builders FirstSource also distributes dimensional lumber and lumber sheet goods, millwork, windows, interior and exterior doors, and other building products. For more information about Builders FirstSource, visit the company’s website at www.bldr.com.

Cautionary Notice

Statements in this news release that are not purely historical facts or that necessarily depend upon future events, including statements about expected market share gains, forecasted financial performance or other statements about anticipations, beliefs, forecasted cost savings, expectations, hopes, intentions or strategies for the future, may be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Readers are cautioned not to place undue reliance on forward-looking statements. All forward-looking statements are based upon information available to Builders FirstSource, Inc. on the date this release was submitted. Builders FirstSource, Inc. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Any forward-looking statements involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements, including risks or uncertainties related to the Company’s growth strategies, including gaining market share, or the Company’s revenues and operating results being highly dependent on, among other things, the homebuilding industry, lumber prices and the economy. Builders FirstSource, Inc. may not succeed in addressing these and other risks. Further information regarding factors that could affect our financial and other results can be found in the risk factors section of Builders FirstSource, Inc.’s most recent annual report on Form 10-K filed with the Securities and Exchange Commission. Consequently, all forward-looking statements in this release are qualified by the factors, risks and uncertainties contained therein.

Contact

Jennifer Pasquino

SVP Investor Relations

Builders FirstSource, Inc.

(303) 262-8571

Source: Builders FirstSource, Inc.